UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2022
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 8.01	Other Events.
On March 2, 2022, Tricida, Inc. issued a press release providing an update on the timing of top-line VALOR-CKD data based on conflict in Ukraine.
The press release is attached as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.
Supplemental Risk Factor
Our clinical trial sites, including in Ukraine, may be impacted by local and regional economic, political and social conditions, including war, as well as government policies and actions, any of which could have a material adverse effect on our ability to operate clinical trials in such jurisdictions.
Recent actions taken by the Russian Federation in Ukraine and surrounding areas have destabilized the region and may have a material adverse effect on our ability to adequately conduct VALOR-CKD clinical trial procedures and maintain compliance with the trial protocol in Ukraine, due to the prioritization of hospital resources away from clinical trials, reallocation or evacuation of site staff and subjects, or as a result of government-imposed curfews, warfare, violence or other governmental action or events that restrict movement. Some patients may not be able to comply with clinical trial protocols if the conflict impedes patient movement or interrupts healthcare services. We may not be able to access sites for monitoring in regions affected by economic, political or social disruptions due to the Russian invasion of Ukraine and we may not be able to obtain data from affected sites going forward. We could also experience disruptions in our supply chain or limits to our ability to obtain sufficient investigational materials in regions affected by these actions. If our access to VALOR-CKD trial sites and data were to experience significant disruption due to these risks or for other reasons, it could have a material adverse effect on the timing of our termination of VALOR-CKD and our financial runway. The ability of the Food and Drug Administration to conduct pre-approval inspections in Ukraine or other disrupted areas could also be adversely affected. In addition, the Russian invasion of Ukraine has caused the adoption of comprehensive sanctions by, among others, the E.U., the U.S., and the U.K., which restrict a wide range of trade and financial dealings with Russia and Russian persons, as well as certain regions in Ukraine, including by imposing stricter export controls, prohibiting dealings with major Russian banks and credit institutions, and prohibiting trade with the Donetsk and Luhansk regions of Ukraine. These sanctions could also extend to Russian allies, such as Belarus, that also contain sites for VALOR-CKD. If we are unable to overcome the challenges we encounter with respect to these risks and other factors affecting companies operating in the affected region, our business operations and future prospects could be materially adversely affected.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2022	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President